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	Harborview 2004-1 Grp 3 - 7 yr Hybrids
	Various Cutoff Dates, Dates rolled to 03/01/04

Total Current Balance:	123,791,444
Number Of Loans:	197

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepayment Penalty:	Mortgage Loans	the Cutoff Date	the Cutoff Date
1% of Amt Prepaid	104	88,896,378.73	71.81
No Penalty	59	24,831,587.63	20.06
6 Mo Int on Amt Prepaid-20% Orig Balance	34	10,063,477.62	8.13
Total	197	123,791,443.98	100.00